Exhibit 5.1
May 13, 2026
Las Vegas Sands Corp.
5420 S. Durango Dr.
Las Vegas, Nevada 89113
RE:    Las Vegas Sands Corp. — Offering of Senior Notes
Ladies and Gentlemen:
I am Executive Vice President and Global General Counsel of Las Vegas Sands Corp., a Nevada corporation (the “Company”), and have acted as counsel to the Company in connection with the public offering of $500,000,000 aggregate principal amount of the Company’s 5.300% Senior Notes due 2031 (the “2031 Notes”) and $500,000,000 aggregate principal amount of 5.650% Senior Notes due 2033 (the “2033 Notes” and, together with the 2031 Notes, the “Securities”) to be issued under a base indenture, dated as of July 31, 2019 (the “Base Indenture”), between the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (in such capacity, the “Trustee”), as supplemented by the Tenth Supplemental Indenture, dated as of the date hereof (the “Tenth Supplemental Indenture”) and the Eleventh Supplemental Indenture, dated as of the date hereof (the “Eleventh Supplemental Indenture”), in each case, by and between the Company and the Trustee.
This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).
In rendering the opinions stated herein, I have examined and relied upon the following:
(a)    the registration statement on Form S-3ASR (File No. 333-275303) of the Company relating to the debt securities and other securities of the Company filed on November 3, 2023 with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);
(b)    the prospectus, dated November 3, 2023 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;
(c)    the preliminary prospectus supplement, dated May 4, 2026 (together with the Base Prospectus, the “Preliminary Prospectus”), relating to the offering of the Securities, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

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(d)    the prospectus supplement, dated May 4, 2026 (together with the Base Prospectus, the “Prospectus”), relating to the offering of the Securities, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;
(e)    the pricing term sheet, dated May 4, 2026, relating to the offering of the Securities, in the form filed with the Commission pursuant to Rule 433 of the Rules and Regulations;
(f)    an executed copy of the Underwriting Agreement, dated May 4, 2026 (the “Underwriting Agreement”), among the Company, Barclays Capital Inc., BofA Securities, Inc., Goldman Sachs & Co. LLC and SMBC Nikko Securities America, Inc., as representatives of the several Underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Securities;
(g)    an executed copy of the Base Indenture;
(h)    an executed copy of the Tenth Supplemental Indenture;
(i)    an executed copy of the Eleventh Supplemental Indenture;
(j)    the global certificates evidencing the Securities, executed by the Company and registered in the name of Cede & Co., delivered by the Company to the Trustee for authentication and delivery;
(k)    a copy of the amended and restated articles of incorporation of the Company, as certified by the Secretary of State of the State of Nevada;
(l)    a copy of the amended and restated bylaws of the Company, in effect as of the date hereof; and
(m)    a copy of certain resolutions of the Board of Directors of the Company, adopted April 21, 2026, and certain resolutions of the pricing committee thereof, adopted May 4, 2026.
I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as I have deemed necessary or appropriate as a basis for the opinions stated below.
In my examination, I have assumed the genuineness of all signatures including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the factual representations and warranties contained in the Underwriting Agreement.

I do not express any opinion with respect to the laws of any jurisdiction other than the corporate laws of the State of Nevada.
Based upon the foregoing and subject to the qualifications and assumptions stated herein, I am of the opinion that the issuance of the Securities has been duly authorized by all requisite corporate action on the part of the Company under the laws of the State of Nevada.
I hereby consent to the use of my name under the heading “Legal Matters” in the Preliminary Prospectus and the Prospectus. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. I also hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. This opinion letter is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.
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Very truly yours,

/s/ D. Zachary Hudson
D. Zachary Hudson
Executive Vice President and
Global General Counsel
Las Vegas Sands Corp.
[Signature Page to Exhibit 5.1 Opinion]